UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2006, Tercica, Inc. entered into a Stock Purchase and Master Transaction Agreement (the “Purchase Agreement”) with Ipsen, S.A. (“Ipsen”). Under the terms of the Purchase Agreement, the Company has agreed to issue to Ipsen (or its designated affiliate): (i) 12,527,245 shares of common stock (the “Shares”); (ii) a convertible note in the principal amount of $25,037,000 (the “First Convertible Note”); (iii) a second convertible note in the principal amount of €30,000,000 (the “Second Convertible Note); (iv) a third convertible note in the principal amount of $15,000,000 (the “Third Convertible Note”; the First, Second and Third Convertible Notes, collectively, the “Convertible Notes”); and (v) a warrant to purchase a minimum of 4,948,795 shares of the Company’s common stock plus additional shares of common stock as described below (the “Warrant”).

At the first closing under the Purchase Agreement (the “First Closing”), subject to the satisfaction or waiver of the conditions thereto, the Company would issue the Shares, the First Convertible Note and the Warrant, and Ipsen will deliver to the Company $77,318,944 for the Shares (the “Purchase Price”) and $25,037,000 for the First Convertible Note. The Purchase Agreement provides that, simultaneously with the First Closing, the Company and Ipsen (and/or affiliates thereof) would also enter into a Somatuline License and Collaboration Agreement, Increlex License and Collaboration Agreement (the license and collaboration agreements, collectively, the “License Agreements”), Affiliation Agreement and Registration Rights Agreement, and the Company would effect amendments to its amended and restated certificate of incorporation and bylaws and adopt a Rights Agreement, each as described below. At the second closing (the “Second Closing”), subject to the satisfaction or waiver of the conditions thereto, the Company would issue the Second Convertible Note and the Third Convertible Note, and Ipsen will deliver €30,000,000 (the “Second Convertible Note Amount”) and $15,000,000 (the “Third Convertible Note Amount”).

In connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to submit the issuance of the Shares, the Convertible Notes (and the underlying shares of common stock) and the Warrant (and the underlying shares of common stock), certain amendments to the Company’s amended and restated certificate of incorporation and bylaws and the adoption of the Rights Plan for approval by its stockholders at a special meeting of stockholders (the “Special Meeting”). Certain of the Company’s stockholders (the “Covered Stockholders”), who hold in the aggregate 38.58% of the Company’s currently outstanding common stock, have executed voting agreements pursuant to which they have agreed to vote in favor of the transactions contemplated by the Purchase Agreement and other related matters.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and Ipsen. The Purchase Agreement includes a “no shop” provision that prohibits the Company and related parties from soliciting, negotiating or entering into competitive transactions, but permits the Company to respond to unsolicited proposals for competitive transactions under limited circumstances.

Ipsen’s obligation to complete the transactions contemplated by the Purchase Agreement to be completed at the First Closing is conditioned upon the satisfaction or waiver of the following conditions: (i) the accuracy of the Company’s representations and warranties in the Purchase Agreement as of the date of the Purchase Agreement; (ii) the absence of an event or circumstance that has had, or would reasonably be expected to have, a material adverse effect on the Company’s ability to perform its obligations under the License Agreements; (iii) the Company’s material compliance with its covenants in the Purchase Agreement; (iv) the absence of any pending or threatened litigation with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated by the Purchase Agreement or seeking (with the probable or reasonably likely effect of receiving) material damages on account thereof; (v) the approval by the Company’s stockholders of the required aspects of the transactions contemplated by the Purchase Agreement; (vi) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust & Improvements Act of 1976, as amended (the “HSR Act”); (vii) the absence of any law or governmental order (issued or pending) that prohibits consummation of the transactions contemplated by the Purchase Agreements or materially modifies any material term thereof; (viii) the implementation of Ipsen’s rights with respect to representation on the Company’s Board of Directors; (ix) the implementation of the Rights Plan as described below; and (x) the receipt of all required material governmental authorizations or approvals.

The Company’s obligation to complete the transactions contemplated by the Purchase Agreement to be completed at the First Closing is conditioned upon the satisfaction or waiver of the following conditions: (i) the accuracy of Ipsen’s representations and warranties in the Purchase Agreement as of the date of the Purchase Agreement; (ii) the absence of an event or circumstance that has had, or would reasonably be expected to have, a material adverse effect on Ipsen’s ability to perform its obligations under the License Agreements; (iii) Ipsen’s material compliance with its covenants in the Purchase Agreement; (iv) the absence of any pending or threatened litigation with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated by the Purchase Agreement or seeking (with the probable or reasonably likely effect of receiving) material damages on account thereof; (v) the approval by the Company’s stockholders of the required aspects of the transactions contemplated by the Purchase Agreement; (vi) the expiration of the waiting period under the HSR Act; (vii) the absence of any law or governmental order (issued or pending) that prohibits consummation of the transactions contemplated by the Purchase Agreement or materially modifies any material term thereof; and (viii) receipt of all required material governmental authorizations or approvals.

The Company’s obligation to complete the transactions contemplated by the Purchase Agreement to be completed at the Second Closing is subject to the satisfaction or waiver of the following conditions: (i) the First Closing having been consummated; (ii) the milestone event in the Somatuline License and Collaboration Agreement related to marketing approval by the U.S. Food & Drug Administration of Somatuline Autogel for the targeted product label having occurred; (iii) the absence of any material breach by Ipsen of the documents entered into in connection with the transactions contemplated by the Purchase Agreement and (iv) the Somatuline License and Collaboration Agreement not having been terminated. Ipsen’s obligation to complete the transactions contemplated by the Purchase Agreement to be completed at the Second Closing is subject to the satisfaction or waiver of conditions (i), (ii) and (iv) above and the absence of any material breach by the Company of the documents entered into in connection with the transactions contemplated by the Purchase Agreement.

The Purchase Agreement may be terminated by mutual written consent of the Company and Ipsen. The Purchase Agreement may also be terminated by Ipsen if: (i) the Company has breached any of its representations, warranties or covenants under the Purchase Agreement, subject to a cure period, effective date and materiality standards provided by the Purchase Agreement; (ii) there has been an event, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under the License Agreements, subject to a cure period; or (iii) at any time prior to the Special Meeting, the Board of Directors of the Company changes its recommendation that the Company’s stockholders approve the transactions contemplated by the Purchase Agreement. The Purchase Agreement may also be terminated by the Company if: (i) Ipsen has breached any of its representations, warranties or covenants under the Purchase Agreement, subject to a cure period, effective date and materiality standards provided by the Purchase Agreement; or (ii) there has been an event, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on Ipsen’s ability to perform its obligations under the License Agreements, subject to a cure period. The Purchase Agreement may also be terminated by either the Company or Ipsen if: (i) the First Closing has not occurred by October 31, 2006 or such other date, if any, as the Company and Ipsen may agree in writing, unless the First Closing has not occurred as of such date due to the failure (A) of all waiting periods under the HSR Act to have expired or terminated by such date; (B) to obtain all required material governmental authorizations or approvals; or the SEC has not cleared the Company’s proxy statement with respect to the transactions contemplated by the Purchase Agreement by September 22, 2006; (ii) at December 31, 2006, if the SEC has not cleared the Proxy Statement, all applicable waiting periods under the HSR Act have not have expired or terminated or all required material governmental authorizations or approvals have not been obtained by such date; (iii) the First Closing shall not have occurred by March 1, 2007 or such other date, if any, as the Company and Ipsen may agree in writing; (iv) there shall be any law that makes the consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited; (v) any order permanently restraining, enjoining or otherwise prohibiting consummation of the First Closing shall be final; or (vi) the Company’s stockholders do not approve the required aspects of the transactions contemplated by the Purchase Agreement. Finally, the Company may also terminate the Purchase Agreement if the Company’s Board of Directors authorizes the Company, subject to the terms of the Purchase Agreement, to enter into a transaction that it determines to be superior to the Company than the transactions contemplated by the Purchase Agreement.

If the Purchase Agreement is terminated because the Company’s stockholders do not approve the required aspects of the transactions contemplated by the Purchase Agreement, but the Covered Stockholders vote their shares in favor of the transactions contemplated by the Purchase Agreement, the Company would be required to pay to Ipsen $1,500,000. If either the Company or Ipsen terminates the Purchase Agreement under certain circumstances prior to March 1, 2007, it must pay to the other party $1,500,000. If the Purchase Agreement is terminated (i) because the Company’s stockholders do not approve the required aspects of the transactions contemplated by the Purchase Agreement and the Covered Stockholders do not vote their shares in favor of the transactions contemplated by the Purchase Agreement, (ii) in connection with a change in the Company’s Board of Directors’ recommendation that the Company’s stockholders approve the transactions contemplated by the Purchase Agreement or (iii) in connection with a transaction that the Company’s Board of Directors determines to be superior to the Company than the transactions contemplated by the Purchase Agreement, the Company is required to pay to Ipsen 3% of the sum of the Purchase Price and the aggregate principal amount of the Convertible Notes.

Subject to limits set forth in the Purchase Agreement, each of the Company and Ipsen is required to indemnify the other party against all losses and expenses relating to breaches of its representations, warranties and covenants.

License Agreements

Under the Somatuline License and Collaboration Agreement, Ipsen would grant to the Company exclusive rights to sell Somatuline Autogel in the United States and Canada. Under the Increlex License and Collaboration Agreement, the Company would grant to Ipsen exclusive rights to sell Increlex in all regions of the world, except the United States, Japan, Canada, the Middle East and Taiwan. Under the License Agreements, the Company and Ipsen would grant to each other product development rights and share the costs for improvements to, or new indications for, Somatuline Autogel and Increlex. In addition, the Company and Ipsen would agree to rights of first negotiation for their respective endocrine pipelines.

Affiliation Agreement

Under the terms of the Affiliation Agreement, so long as Ipsen holds at least 15% of the outstanding shares of the Company’s common stock, Ipsen would be entitled to nominate two out of the nine directors of the Company’s Board of Directors. In the event that Ipsen holds at least 10% of the outstanding shares of the Company’s common stock, but less than 15%, it would be entitled to nominate one director to the Company’s Board of Directors. Ipsen’s right to nominate directors to the Company’s Board of Directors would terminate if its ownership percentage of the Company’s outstanding common stock falls below 10%. Ipsen would also be entitled to nominate additional independent director nominees (which nominees must be independent of Ipsen) for election to the Company’s Board of Directors starting in 2008, as follows: one nominee in 2008, two nominees in 2009 and four nominees in 2010; provided, however, that these rights would terminate if Ipsen holds less than 15% of the outstanding shares of the Company’s common stock and would be reduced in the event that Ipsen sells or transfers an aggregate of more than 5% of the Company’s outstanding common stock to non-affiliates of Ipsen (a “Triggering Sale”).

Until the earlier to occur of: (i) five years from the First Closing date if at that time the Convertible Notes have not been converted in full; or (ii) a Triggering Sale (and absent the occurrence of these events, these provisions would continue indefinitely), the approval of Ipsen would be required for the Company to take certain actions including, but not limited to: (i) entering into any material transaction or agreement unless it would reflect the execution of a budget approved by the Company’s Board of Directors or would not be reasonably anticipated to increase future budgets beyond current projections; (ii) merging or consolidating with any other person other than Ipsen; (iii) establishing or approving an operating budget with anticipated R&D spending in excess of $25,000,000 per year, plus amounts for new projects relating to Ipsen’s products under the collaboration between the Company and Ipsen to the extent approved by the collaboration Joint Steering Committee under the Somatuline License and Collaboration Agreement; (iv) incurring capital expenditures of more than $2,000,000 in any given year; (v) subject to limited exceptions, incurring any indebtedness in excess of $2,500,000 that would cause the Company’s ratio of net indebtedness to EBITDA to exceed 1:1; (vi) entering into any transaction that results in competition with Ipsen; and (vii) issuing or selling shares of the Company’s capital stock, other than issuances or sales after the second anniversary of the First Closing date that may not exceed $25,000,000 in any three year period and other limited exceptions.

Ipsen would be granted a preemptive right to purchase its pro-rata portion of new securities offered by the Company. Ipsen would agree not to sell or otherwise dispose of any shares of the Company’s common stock during the one-year period commencing on the First Closing date. In addition, Ipsen would agree not to sell, transfer or otherwise dispose of any shares of the Company’s common stock to any party that, to Ipsen’s knowledge, would beneficially own more than 14.9% of the then-outstanding shares of the Company’s common stock as a result of an acquisition of common stock from Ipsen.

During the period commencing on the First Closing date and expiring on the first anniversary of the First Closing date (the “Standstill Period”), Ipsen would not be permitted to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of the Company’s common stock from persons other than the Company. Further, during the period commencing with the expiration of the Standstill Period and expiring on the fourth anniversary of such date, Ipsen would not be permitted to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of the Company’s common stock from persons other than the Company, other than certain permitted offers and acquisitions in connection with maintenance of its percentage interest in the Company, acquisitions by other stockholders and an increase in its position to at least 60% (subject to adjustment) of the Company’s outstanding common stock. If at any time Ipsen and/or its affiliates owns more than 90% of the Company’s then-outstanding common stock, Ipsen would be required to effect a merger under Delaware law to acquire the remaining outstanding common stock.

Convertible Notes

The First Convertible Note would be issued to Ipsen at the First Closing in lieu of the up-front license fee payable to Ipsen under the Somatuline License and Collaboration Agreement. At the Second Closing, the Company would issue the Second Convertible Note and the Third Convertible Note. The Second Convertible Note would be issued to Ipsen in lieu of the milestone payment otherwise payable to Ipsen upon marketing approval of Somatuline Autogel by the U.S. Food and Drug Administration.

The principal amount of each Convertible Note, plus all accrued interest thereon, would be convertible into shares of the Company’s common stock at an initial conversion price per share equal to $7.41 per share (€5.92 per share with respect to the Second Convertible Note). The conversion price of each Convertible Note would be subject to weighted-average price-based antidilution adjustments for certain issuances of equity securities by the Company at less than the lower of $4.75 (€3.79 with respect to the Second Convertible Note) or the then-existing conversion price of the Convertible Notes. With respect to the Second Convertible Note, these price-based antidilution adjustments would be calculated using an exchange rate equal to €1/$1.2519. The conversion price of each Convertible Note would also be subject to proportional adjustments for stock splits, stock dividends, combinations and the like. Interest would bear on each Convertible Note at a rate of 2.5% per annum from the date of issuance, compounded quarterly. Until the earlier of (i) repayment in full of a Convertible Note or (ii) a Triggering Sale and the deposit by the Company to a trust account of funds sufficient for the repayment of the Convertible Note, Ipsen would have approval rights generally consistent with those set forth under “Affiliation Agreement” above.

Each outstanding Convertible Note would become due and payable on the later to occur of the fifth anniversary of the date of issuance or the second anniversary of the date on which Ipsen notifies the Company that it will not convert such Convertible Note in full (the “Maturity Date”). Notwithstanding the foregoing, Ipsen would be entitled to declare all amounts outstanding under the Convertible Notes immediately due and payable (i) if an event of default occurs (as set forth in the Convertible Notes); (ii) for so long as Ipsen’s approval rights as set forth in the Affiliation Agreement remain in effect, if any other person or group acquires beneficial ownership of greater than 9.9% of the Company’s common stock (or if such person or group already has beneficial ownership of greater than 9.9% of the Company’s common stock, increases its beneficial ownership); or (iii) in the event that Ipsen’s approval rights as set forth in the Affiliation Agreement cease to remain effective, if any other person or group acquires beneficial ownership of greater than 50% of the Company’s common stock. The Convertible Notes may not be pre-paid without the consent of Ipsen.

Warrant

The Warrant to be issued to Ipsen would be exercisable for the number of shares of the Company’s common stock equal to the greater of (i) 4,948,795 shares (the “Baseline Amount”); or (ii) the Baseline Amount plus a variable amount, which variable amount generally adds an amount of shares to the Warrant in the event of certain issuances of equity securities by the Company that dilute Ipsen’s percentage interest in the Company, offset by equity securities of the Company acquired by Ipsen from persons other than the Company in connection with the maintenance of its percentage interest in the Company as well as shares of the Company’s common stock issuable upon the conversion of accrued interest under the Convertible Notes. The initial exercise price of the Warrant would be $7.41 per share and would be subject to weighted-average price-based antidilution adjustments and proportional adjustments on terms generally consistent with the Convertible Notes. The Warrant would be exercisable by Ipsen at any time, in full or in part, in cash or through a cashless exercise arrangement, at any time during the five year period following the First Closing.

Other Matters

Under the terms of the Registration Rights Agreement, the Company would grant to Ipsen certain demand and piggyback registration rights with respect to the shares of the Company’s common stock held by Ipsen.

The First Closing is conditioned upon the adoption of a Rights Agreement that, subject to certain exceptions, would effectively preclude stockholders other than Ipsen from acquiring more than 9.9% of the Company’s outstanding common stock, unless shares are acquired from Ipsen, in which case the limit would be 14.9%.

In connection with the transactions contemplated by the Purchase Agreement, the Company will solicit stockholder approval of amendments to the Company’s amended and restated certificate of incorporation and bylaws, including amendments providing for: (i) elimination of the Company’s classified Board of Directors and certain other anti-takeover protections; (ii) waiver of the corporate opportunity provisions under Delaware law with respect to opportunities of which Ipsen may become aware as a result of its affiliation with the Company; (iii) the right of any stockholder who holds 15% or more of the outstanding shares of the common stock of the Company to request that a special meeting of stockholders be called; (iv) the right to remove a director by an affirmative vote of at least 60% of the outstanding shares of the common stock of the Company entitled to vote at an election of directors and (v) Ipsen’s rights to representation on the Company’s Board of Directors.

The foregoing description of the Purchase Agreement is a summary of the material terms of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, which is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Title
99.1	Stock Purchase and Master Transaction Agreement, dated July 18, 2006, by and between Tercica, Inc. and Ipsen, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc. (Registrant)

By:	/s/ STEPHEN N. ROSENFIELD
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Dated: July 24, 2006

EXHIBIT INDEX

Exhibit	Exhibit Title
99.1	Stock Purchase and Master Transaction Agreement, dated July 18, 2006, by and between Tercica, Inc. and Ipsen, S.A.